SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        ___________________


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): August 31, 1996


                        ALPHA SOLARCO, INC.

     (Exact name of Registrant as specified in its Charter)


    Colorado               0-9376                31-0944136
(State or other     (Commission File No.)    (IRS Employer
jurisdiction of                               Identification
Number)
incorporation)

510 E. University Drive, Phoenix, AZ             85004
(Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code: 602-252-3055



                                 N/A
(Former name or former address, if changed since last report)



Item 5.  Other Events







The Nasdaq Listing Qualifications Panel informed Alpha Solarco, Inc. (the "Company") on November 11, 1996, that the Company was not in compliance with the NASD Marketplace Rules regarding the minimum total assets or capital and surplus requirements and therefore effective November 12, 1996, the Company's securities were delisted from The Nasdaq SmallCap Market. The Company's securities are currently being traded on the Over The Counter market on the "Pink Sheets".



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ALPHA SOLARCO, INC.



Date: December 14, 1996                 By: /s/ Edward C. Schmidt
                                      Edward C. Schmidt, President